Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, each of the undersigned officers of GlycoGenesys, Inc. (the “Company”), hereby certifies, to his knowledge, that:

(1)	the Company’s quarterly report on Form 10-Q for the Three Months Ended September 30, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Report. Dated: November 17, 2004

By:	/s/ John W. Burns	By:	/s/ Bradley J Carver
Name:	John W. Burns	Name:	Bradley J Carver
Title:	SVP, CFO Secretary	Title:	CEO President